Exhibit 10.3.4

PLEDGE AGREEMENT

PLEDGE AGREEMENT (this “Agreement”), dated as of June 25, 2007, by and between COST PLUS, INC., a California corporation (the “Pledgor”), and BANK OF AMERICA, N.A., a national banking association, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties (as defined in the Credit Agreement referred to below), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, reference is made to that certain Credit Agreement, dated as of June 25, 2007 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) the Pledgor, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers from time to time party thereto (collectively, with the Lead Borrower, the “Borrowers”), (ii) the Borrowers, (iii) the Guarantors from time to time party thereto, (iv) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (v) Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, pursuant to which the Lenders have agreed to make Loans to the Borrowers, and the L/C Issuer has agreed to issue Letters of Credit for the account of the Borrowers, upon the terms and subject to the conditions specified in the Credit Agreement; and

WHEREAS, the obligations of the Lenders to make Loans and of the L/C Issuer to issue Letters of Credit are each conditioned upon, among other things, the execution and delivery by the Pledgor of (i) that certain Security Agreement, dated as of June 25, 2007 (as amended, modified, supplemented or restated and in effect from time to time, the “Security Agreement”), by and among the Pledgor, the other Grantors (as defined therein) party thereto and the Collateral Agent, pursuant to which the Pledgor and each other Grantor grants to the Collateral Agent (for its own benefit and the benefit of the other Credit Parties) a security interest in and to the Collateral (as defined herein), and (ii) an agreement in the form hereof, pursuant to which the Pledgor grants to the Collateral Agent (for its own benefit and the benefit of the other Credit Parties) a security interest in and to the Pledged Collateral (as defined herein), in order to secure the Secured Obligations (as defined herein).

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Pledgor and the Collateral Agent, on its own behalf and on behalf of the other Credit Parties (and each of their respective successors or assigns), hereby agree as follows:

SECTION 1

Definitions

1.1 Generally. All references herein to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the security interest in any Pledged Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

1.2 Definitions of Certain Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement. In addition, as used herein, the following terms shall have the following meanings:

“Agreement” shall have the meaning assigned to such term in the preamble to this Agreement.

“Blue Sky Laws” shall have the meaning assigned to such term in Section 7.7 of this Agreement.

“Borrowers” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Collateral” shall have the meaning assigned to such term in the Security Agreement.

“Collateral Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Financing Statement” shall have the meaning assigned to such term in the Security Agreement.

“Investment Property” shall have the meaning assigned to such term in the Security Agreement.

“Lead Borrower” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Lender” and “Lenders” shall have the meaning assigned to such terms in the preliminary statement of this Agreement.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.5 of this Agreement.

“Pledged Securities” shall have the meaning assigned to such term in Section 2.1 of this Agreement.

“Pledgor” shall have the meaning assigned to such term in the preamble of this Agreement.

“Secured Obligations” shall mean the “Obligations” (as defined in the Credit Agreement); provided, however, that Obligations which constitute Other Liabilities shall be Secured Obligations solely to the extent that there is sufficient Pledged Collateral following satisfaction of the obligations described in clause (a) of the definition of Obligations.

“Securities Act” shall have the meaning assigned to such term in Section 7.7 of this Agreement.

“Security Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

1.3 Rules of Interpretation. The rules of interpretation specified in Sections 1.02 through 1.06 of the Credit Agreement shall be applicable to this Agreement.

SECTION 2

Pledge

As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges sets over and delivers unto the Collateral Agent, its successors and assigns, for its own benefit and the benefit of the other Credit Parties, and hereby grants to the Collateral Agent, its successors and assigns, for its own benefit and the benefit of the other Credit Parties, a security interest in all of the Pledgor’s right, title and interest in, to and under:

2.1 all shares of capital stock, limited liability company membership interests and other Equity Interests owned by the Pledgor, including in each entity designated as an “Issuer” on Schedule I hereto, and any shares of capital stock, limited liability company membership interests or other Equity Interests obtained in the future by the Pledgor, and the stock certificates or other security certificates (as defined in the UCC) representing all such shares, membership interests or other Equity Interests; provided that no shares of capital stock, limited liability company membership interests or other Equity Interests with respect to any CFC shall be now or hereafter required to be pledged hereunder by the Pledgor (the “Pledged Securities”);

2.2 all other Investment Property that may be delivered to, and held by, the Collateral Agent pursuant to the terms hereof;

2.3 subject to Section 6, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable, in respect of, or in exchange for, the Pledged Securities and other Investment Property referred to in clauses 2.1 and 2.2 above;

2.4 subject to Section 6, all rights and privileges of the Pledgor with respect to the Pledged Securities and other Investment Property referred to in clauses 2.1, 2.2, and 2.3 above; and

2.5 all proceeds of any of the foregoing (the items referred to in clauses 2.1 through 2.4 being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for its own benefit and the benefit of the other Credit Parties, until (i) the Commitments have expired or been terminated, (ii) all of the Secured Obligations have been paid in full in cash or otherwise satisfied, (iii) all L/C Obligations have been reduced to zero (or fully cash collateralized in a manner reasonably satisfactory to the L/C Issuer and the Administrative Agent), and (iv) the L/C Issuer has no further obligation to issue Letters of Credit under the Credit Agreement; subject, however, to the terms, covenants and conditions hereinafter set forth.

Upon delivery to the Collateral Agent pursuant to Section 3 of this Agreement, (a) all stock certificates or other securities now or hereafter included in the Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request, and (b) all other Investment Property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the Pledged Securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

SECTION 3

Delivery of the Pledged Collateral

3.1 On or before the Closing Date, the Pledgor shall deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, any and all Investment Property, and any and all original certificates or other instruments or documents representing the Pledged Collateral.

3.2 After the Closing Date, promptly upon the Pledgor’s acquiring any Pledged Securities, and any original certificates or other instruments or documents representing such Pledged Securities, the Pledgor shall deliver or cause to be delivered to the Collateral Agent such Pledged Securities.

3.3 The Pledgor hereby irrevocably authorizes the Collateral Agent, at any time and from time to time, to file in any appropriate filing office, wherever located, any Financing Statement describing the Pledged Collateral that contains any information required by the UCC of the applicable jurisdiction for the sufficiency or filing office acceptance of any Financing Statement. The Pledgor also authorizes the Collateral Agent to take any and all actions required by any applicable Law to perfect and protect the security interest granted hereunder. The Pledgor shall provide the Collateral Agent with any information the Collateral Agent shall reasonably request in connection with any of the foregoing.

SECTION 4

Representations, Warranties and Covenants

The Pledgor hereby represents, warrants and covenants, as to itself and the Pledged Collateral pledged by it hereunder, to and with the Collateral Agent that:

4.1 the Pledged Securities represent that percentage of the issued and outstanding shares of each class of the capital stock or other Equity Interest of the Issuer with respect thereto as set forth on Schedule I;

4.2 except for the security interest granted hereunder, and except as otherwise permitted in the Credit Agreement and the other Loan Documents, the Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I, (ii) holds the Pledged Collateral free and clear of all Liens, other than Permitted Encumbrances specified in clauses (a), (e), (i), (k) and (l) of the definition thereof, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in, or other Lien on, the Pledged Collateral, other than pursuant hereto and other than Permitted Encumbrances specified in clauses (a), (e), (i), (k) and (l) of the definition thereof, and (iv) other than as permitted in Section 6, will cause any and all distributions in cash or in kind made on the Pledged Collateral to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

4.3 except in compliance with the Credit Agreement, the Pledgor will not consent to or approve the issuance of (a) any additional shares of any class of capital stock of any Issuer of the Pledged Securities, or the issuance of any membership interests or other Equity Interests in any such Person, (b) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any such shares, membership interests or other Equity Interests, or (c) any warrants, options, rights, or other commitments entitling any person to purchase or otherwise acquire any such shares, membership interests or other Equity Interests;

4.4 the Pledgor (i) has the power and authority to pledge the Pledged Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than Permitted Encumbrances specified in clauses (a), (e), (i), (k) and (l) of the definition thereof), however arising, of all Persons whomsoever;

4.5 except for consents or approvals already obtained, no consent of any other Person (including stockholders or creditors of the Pledgor), and no consent or approval of any Governmental Authority or any securities exchange, was or is necessary to the validity of the pledge effected hereby or to the disposition of the Pledged Collateral upon an Event of Default in accordance with the terms of this Agreement and the Security Agreement;

4.6 by virtue of the execution and delivery by the Pledgor of this Agreement, and the delivery by the Pledgor to the Collateral Agent, of the stock certificates or other certificates or documents representing or evidencing the Pledged Collateral in accordance with the terms of this Agreement, the Collateral Agent will obtain a valid and perfected first Lien upon, and security interest in, the Pledged Collateral as security for the payment and performance of the Secured Obligations;

4.7 all of the Pledged Securities set forth on Schedule I have been duly authorized and validly issued and, to the extent applicable, are fully paid and nonassessable; and

4.8 all information set forth herein relating to the Pledged Collateral is accurate and complete in all material respects as of the date hereof.

SECTION 5

Registration in Nominee Name; Copies of Notices

Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, on its own behalf and on behalf of the other Credit Parties, shall have the right (in its reasonable discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent. The Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of the Pledgor.

SECTION 6

Voting Rights; Dividends and Interest, Etc.

6.1 Unless and until an Event of Default has occurred and is continuing, the Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Securities or any part thereof to the extent, and only to the extent, that such rights are exercised for any purpose consistent with, and not otherwise in violation of, the terms and conditions of this Agreement, the Credit Agreement, the other Loan Documents and applicable Law; provided, however, that the Pledgor will not be entitled to exercise any such right if the result thereof could reasonably be expected to materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Credit Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Credit Parties to exercise the same.

6.2 Unless and until a Default or an Event of Default has occurred and is continuing, the Pledgor shall be entitled to receive and retain any and all cash dividends or other cash distributions paid on the Pledged Collateral (provided, however, that, after the occurrence and during the continuance of a Cash Dominion Event, the Pledgor shall cause all such cash dividends or other cash distributions to be deposited into the Concentration Account in accordance with the provisions of Section 6.13 of the Credit Agreement) to the extent, and only to the extent, that such cash dividends or other cash distributions are permitted by, and otherwise paid in accordance with, the terms and conditions of this Agreement, the Credit Agreement, the other Loan Documents and applicable Law. All noncash dividends, and all dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than dividends and distributions referred to in the preceding sentence) made on or in respect of the Pledged Collateral, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock, membership interests or other Equity Interests of the Issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, amalgamation, arrangement, consolidation, acquisition or other exchange of assets to which such Issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by the Pledgor, to the extent required to be paid to the Collateral Agent pursuant to the terms of the Credit Agreement or the other Loan Documents, shall not be commingled by the Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent, in the same form as so received (with any necessary endorsement).

6.3 Upon the occurrence and during the continuance of a Default or an Event of Default, all rights of the Pledgor to dividends or other cash distributions that the Pledgor is authorized to receive pursuant to Section 6.2 above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends or other cash distributions. All dividends or other cash distributions received by the Pledgor contrary to the provisions of this Section 6.3 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Concentration Account in accordance with the provisions of Section 6.13 of the Credit Agreement in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this Section 6.3 shall be applied in accordance with the provisions of Section 8. After all Events of Default have been cured or waived in writing by the Collateral Agent, the Pledgor will have the right to receive the dividends or other cash distributions that it would otherwise be entitled to receive pursuant to the terms of Section 6.2 above.

6.4 Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 6.1 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgor to exercise such rights. After all Events of Default have been cured or waived in writing by the Collateral Agent, the Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of Section 6.1.

SECTION 7

Remedies upon Default

Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other applicable Law. The rights and remedies of the Collateral Agent shall include, without limitation, the right to take any or all of the following actions at the same or different times:

7.1 The Collateral Agent may sell or otherwise dispose of all or any part of the Pledged Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor.

7.2 The Collateral Agent shall give the Pledgor at least ten (10) days’ prior written notice, by authenticated record, of the Collateral Agent’s intention to make any sale of the Pledged Collateral. Such notice, (i) in the case of a public sale, shall state the date, time and place for such sale, (ii) in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange, and (iii) in the case of a private sale, shall state the date after which any private sale or other disposition of the Pledged Collateral shall be made. The Pledgor agrees that such written notice shall satisfy all requirements for notice to the Pledgor which are imposed under the UCC with respect to the exercise of the Collateral Agent’s rights and remedies upon default. The Collateral Agent shall not be obligated to make any sale or other disposition of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Pledged Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

7.3 Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale.

7.4 At any public (or, to the extent permitted by applicable Law, private) sale made pursuant to this Section 7, the Collateral Agent or any other Credit Party may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of the Pledgor, the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or such other Credit Party from the Pledgor on account of the Secured Obligations as a credit against the purchase price, and the Collateral Agent or such other Credit Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor.

7.5 For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof. The Collateral Agent shall be free to carry out such sale pursuant to such agreement and the Pledgor shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.

7.6 As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Pledged Collateral and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

7.7 The Pledgor recognizes that (a) the Collateral Agent may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. §77 (as amended and in effect, the “Securities Act”) or the Securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof, (b) that private sales so made may be at prices and upon other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, (c) that neither the Collateral Agent nor any other Credit Party has any obligation to delay sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Collateral to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

7.8 To the extent permitted by applicable Law, the Pledgor hereby waives all rights of redemption, stay, valuation and appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. In dealing with or disposing of the Pledged Collateral or any part thereof, neither the Collateral Agent nor any other Credit Party shall be required to give priority or preference to any item of Pledged Collateral or otherwise to marshal assets or to take possession or sell any Pledged Collateral with judicial process.

7.9 To the fullest extent permitted by applicable Law, the Pledgor hereby expressly waives any and all rights or defenses arising by reason of (i) any “one-action” or “anti-deficiency” law which would otherwise prevent the Collateral Agent or any other Credit Party from bringing any action, including, without limitation, any claim for a deficiency, or exercising any other right or remedy (including, without limitation, any right of set-off), against the Pledgor before or after the Collateral Agent’s or such Credit Party’s commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (ii) any other applicable Law which in any other way would otherwise require any election of remedies by the Collateral Agent or any Credit Party. Nothing contained herein shall prevent the Collateral Agent and/or any other Credit Party from exercising any and all rights and remedies available to such Credit Party pursuant to any Loan Document and that the exercise of any of such rights and remedies shall not constitute a legal or equitable discharge of the Pledgor. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, THE PLEDGOR HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2787 TO 2856 INCLUSIVE, AND 2899 AND 3433, CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580c, 580d, 726, UNION BANK V. GRADSKY OR SUBSEQUENT JUDICIAL DECISIONS ARISING OUT OF OR RELATED TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 726, 580A, 580B OR 580D, AND CHAPTER 2 OF TITLE 14 OF PART 4 OF DIVISION 3 OF THE CALIFORNIA CIVIL CODE AND CALIFORNIA COMMERCIAL CODE SECTIONS 3116, 3118, 3119, 3419, 3605, 9504 AND 9507.

SECTION 8

Application of Proceeds of Sale

After the occurrence and during the continuance of an Event of Default and acceleration of the Secured Obligations, the Collateral Agent shall apply the proceeds of any collection or sale of the Pledged Collateral, as well as any Pledged Collateral consisting of cash, in accordance with Section 8.03 of the Credit Agreement.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale or other disposition of the Pledged Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 9

Registration, Etc.

If the Collateral Agent reasonably determines that it is necessary to sell any of the Pledged Securities at a public sale, the Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, the Pledgor will, at any time and from time to time, upon the written request of the Collateral Agent, use commercially reasonable efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Securities. Without limiting or duplicating any of its other indemnification obligations under the Credit Agreement, the Security Agreement or the other Loan Documents, the Pledgor agrees to indemnify, defend and hold harmless the Collateral Agent, each other Credit Party, any underwriter, and their respective officers, directors, Affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including the reasonable fees and expenses of legal counsel to the Collateral Agent), and claims (including the reasonable costs of investigation) that any of them may incur insofar as such loss, liability, expense or claim arises out of, or is based upon, any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Pledgor or the issuer of such Pledged Securities by the Collateral Agent or any other Credit Party expressly for use therein. The Pledgor further agrees, upon such written request referred to above, to use commercially reasonable efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Securities Act, Blue Sky Laws or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Pledgor will bear all costs and expenses of carrying out its obligations under this Section 9. The Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 9 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 9 may be specifically enforced.

SECTION 10

Further Assurances

The Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Pledged Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

SECTION 11

Intent

This Agreement is being executed and delivered by the Pledgor for the purpose of confirming the grant of the security interest of the Collateral Agent in the Pledged Collateral. It is intended that the security interest granted pursuant to this Agreement is granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent, for its own benefit and the benefit of the other Credit Parties, under the Security Agreement. All provisions of the Security Agreement (including, without limitation, the rights, remedies, powers, privileges and discretions of the Collateral Agent thereunder) shall apply to the Pledged Collateral. In the event of a conflict between this Agreement and the Security Agreement, the terms of this Agreement shall control with respect to the Pledged Collateral and the terms of the Security Agreement shall control with respect to all other Collateral.

SECTION 12

Termination; Release of Pledged Collateral

12.1 Any Lien upon any Pledged Collateral will be released automatically if the Pledged Collateral constitutes property being sold, transferred or disposed of in a Permitted

Disposition upon receipt by the Collateral Agent of the Net Proceeds thereof to the extent required by the Credit Agreement. Upon at least two (2) Business Days’ prior written request by the Pledgor, the Collateral Agent shall execute such documents as may be necessary to evidence the release of the Liens upon any Pledged Collateral described in this Section 12.1; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under applicable Law, expose the Collateral Agent to liability or create any obligation or entail any adverse consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of the Pledgor in respect of) all interests retained by the Pledgor, including, without limitation, the Proceeds of any sale, all of which shall continue to constitute part of the Pledged Collateral.

12.2 Except for those provisions which expressly survive the termination thereof, this Agreement and the security interest granted herein shall terminate when (i) the Commitments have expired or been terminated, (ii) all of the Secured Obligations have been paid in full in cash or otherwise satisfied, (iii) all L/C Obligations have been reduced to zero (or fully cash collateralized in a manner reasonably satisfactory to the L/C Issuer and the Administrative Agent), and (iv) the L/C Issuer has no further obligation to issue Letters of Credit under the Credit Agreement, at which time the Collateral Agent shall return all Pledged Collateral to the Pledgor and execute and deliver to the Pledgor, at the Pledgor’s expense, all UCC termination statements, releases and similar documents that the Pledgor shall reasonably request to evidence such termination; provided, however, that the Credit Agreement, this Agreement, and the security interest granted herein shall be reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Credit Party upon the bankruptcy or reorganization of the Pledgor. Any execution and delivery of termination statements, releases or other documents pursuant to this Section 12.2 shall be without recourse to, or warranty by, the Collateral Agent or any other Credit Party.

SECTION 13

Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PLEDGOR:	COST PLUS, INC.

	By:	/s/ Tom Willardson
	Name:	Thomas D. Willardson
	Title:	Executive Vice President and CFO

COLLATERAL AGENT:	BANK OF AMERICA, N.A.

	By:	/s/ Stephen Garvin
	Name:	Stephen Garvin
	Title:	Managing Director

Signature Page to Pledge Agreement

SCHEDULE I

Pledged Securities

None of the issuers has any authorized, issued or outstanding shares of its capital stock of any class or any commitments to issue any shares of its capital stock of any class or any securities convertible into or exchangeable for any shares of its capital stock of any class except as otherwise stated in this Schedule I.

Issuer	Record Owner	Class of Shares	Number of Shares held by Record Owner	Number of Issued and Outstanding Shares	Percentage of Shares held by Record Owner
Cost Plus of Texas, Inc.	Cost Plus, Inc.	Common Stock	100	100	100%
Cost Plus of Idaho, Inc.	Cost Plus, Inc.	Common Stock	100	100	100%
Cost Plus Management Services, Inc.	Cost Plus, Inc.	Common Stock	1,000	1,000	100%
Cost Plus of California, Inc.	Cost Plus, Inc.	Common Stock	1,000	1,000	100%
Cost Plus Imports, Inc.	Cost Plus, Inc.	Common Stock	500	500	100%

Schedule I to Pledge Agreement

Security Agreement

SCHEDULE 3.05

Bailees, Warehouseman, Etc.

1.	Accretive, 229 Hollie Drive, Martinsville, VA 24112 – Warehouseman

2.	UPS Supply Chain Solutions, 1930 Bishop Lane, Suite 200, Louisville, KY 40218 – Customs Broker

Security Agreement

SCHEDULE 3.06

Consignments

1.	None

Security Agreement

SCHEDULE 3.07

Commercial Tort Claims

1.	None.

Security Agreement

SCHEDULE 3.08

Instruments and Chattel Paper

1.	None.

Security Agreement

SCHEDULE 3.09

Securities Accounts and Commodity Accounts

BANK NAME	A/C DESCRIPTION	ACCOUNT NO.
Bank of America	BofA Securities/Treasury Reserves

345 Montgomery Street
San Francisco, CA 94104-1898

Contacts:
Maria (Mimi) Drew
Phone: (415)
Fax: (415) 622-1878

La-Yona Rauls
Phone: 1-800-227-3630
Fax: (415) 622-3934

Security Agreement

SCHEDULE 3.10

Electronic Chattel Paper and Transferable Records

1.	None.

Intellectual Property Security Agreement

EXHIBIT A

Copyrights and Copyright Licenses

1.	None

Intellectual Property Security Agreement

EXHIBIT B

Patents and Patent Licenses

1.	None

Intellectual Property Security Agreement

EXHIBIT C

Trademarks and Trademark Licenses

TAB	TRADEMARK NAME	REG. OWNER	REGISTRATION NO. / APPLICATION NO.	REG. DATE/ APP. DATE
1.	AAKU (Class 33)	Cost Plus Management Services, Inc.	Reg. No. 2,698,586	3/18/2003

2.	Asian Passage (Class 29)	Cost Plus Management Services, Inc.	Reg. No. 2,730,163	6/24/2003

3.	Asian Passage (Class 30)	Cost Plus Management Services, Inc.	Reg. No. 2,730,162	6/24/2003

4.	Atacama Design (Class 33)	Cost Plus Management Services, Inc.	Reg. No. 2,753,175	8/19/2003

5.	Atacama Logo (Class 33)	Cost Plus Management Services, Inc.	Reg. No. 2,750,490	8/12/2003

6.	Castello Del Lago (Class 29)	Cost Plus Management Services, Inc.	Reg. No. 2,913,446	12/21/2004

7.	Castello Del Lago (Class 30)	Cost Plus Management Services, Inc.	Reg. No. 2,769,585	9/30/2003

TAB	TRADEMARK NAME	REG. OWNER	REGISTRATION NO. / APPLICATION NO.	REG. DATE/ APP. DATE
8.	Cost Plus (Class 42)	Cost Plus Management Services, Inc.	Reg. No. 1,067,459	6/7/1977

9.	Cost Plus (Class 42)	Cost Plus Management Services, Inc.	Reg. No. 1,068,346	6/21/1977

10.	Cost Plus World Market & Star Design (Class 42)	Cost Plus Management Services, Inc.	Reg. No. 2,080,865	7/22/1997

11.	Crandall Brooks (Class 33)	Cost Plus Management Services, Inc.	Reg. No. 2,672,744	1/7/2003

12.	Credo Int. (Class 30)	Cost Plus Management Services, Inc.	Reg. No. 2,778,666	10/28/2003

13.	Crossroads (Class 30)	Cost Plus Management Services, Inc.	Reg. No. 2,901,896	11/9/2004

14.	Crossroads – (Class 30)	Cost Plus Management Services, Inc.	Reg. No. 51430 (State of CA)	8/7/73

15.	Crossroads Int. (Class 30)	Cost Plus Management Services, Inc.	Reg. No. 1,800,975	10/26/93

16.	Donaletta and Design (Ribbon & Wheat) (Class 30)	Cost Plus Management Services, Inc.	Reg. No. 2,743,660	7/29/2003

17.	Electric Reindeer (Class 33)	Cost Plus Management Services, Inc.	Reg. No. 2,353,526	5/30/2000

TAB	TRADEMARK NAME	REG. OWNER	REGISTRATION NO. / APPLICATION NO.	REG. DATE/ APP. DATE
18.	Electric Reindeer Logo Only (Class 33)	Cost Plus Management Services, Inc.	Reg. No. 2,742,101	7/29/2003

19.	Marche du Monde (Class 3)	Cost Plus Management Services, Inc.	App. No. 78/758,180 (as of 3/16/07)	11/21/2005

20.	Marche du Monde (Class 29)	Cost Plus Management Services, Inc.	Reg. No. 2,725,419	6/10/2003

21.	Marche du Monde (Class 32)	Cost Plus Management Services, Inc.	Reg. No. 2,712,774	5/6/2003

22.	Marche du Monde & Design (Hazelnut) (Class 30)	Cost Plus Management Services, Inc.	Reg. No. 2,729,966	6/24/2003

23.	Market Classics Int. (Class 29)	Cost Plus Management Services, Inc.	Reg. No. 2,689,306	2/18/2003

24.	Market Classics Int. (Class 30)	Cost Plus Management Services, Inc.	Reg. No. 2,976,603	7/26/2005

25.	Maui Morning Int. (Class 30)	Cost Plus Management Services, Inc.	Reg. No. 2,646,841	11/5/2002

26.	Mercado Del Mundo (Class 29)	Cost Plus Management Services, Inc.	Reg. No. 2,438,049	3/27/2001

27.	Mercado Del Mundo (Class 30)	Cost Plus Management Services, Inc.	Reg. No. 2,679,350	1/28/2003

TAB	TRADEMARK NAME	REG. OWNER	REGISTRATION NO. / APPLICATION NO.	REG. DATE/ APP. DATE
28.	Mercado Del Mundo (Class 32)	Cost Plus Management Services, Inc.	Reg. No. 2,678,918	1/21/2003

29.	Praline Perk (Class 30)	Cost Plus Management Services, Inc.	Reg. No. 2, 727,734	6/17/2003

30.	Seacliff (Class 33)	Cost Plus Management Services, Inc.	Reg. No. 2,740, 607	7/22/2003

31.	Seacliff Design Only (Bird) (Class 33)	Cost Plus Management Services, Inc.	Reg. No. 2,753, 178	8/19/2003

32.	Soiree Int. (Class 29)	Cost Plus Management Services, Inc.	Reg. No. 2,730,769	6/24/2003

33.	Tales of the Sip (Class 35)	Cost Plus Management Services, Inc.	App. No. 77/002,065 (as of 3/16/07)	9/19/2006

34.	Texas Turtle (Class 30)	Cost Plus Management Services, Inc.	Reg. No. 2,487,252	9/11/2001

35.	The Big Sipper (Class 35)	Cost Plus Management Services, Inc.	App. No. 77/002,081 (as of 3/16/07)	9/19/2006

36.	Villa Vitale (Class 33)	Cost Plus Management Services, Inc.	Reg. No. 2,846,714	5/25/2004

TAB	TRADEMARK NAME	REG. OWNER	REGISTRATION NO. / APPLICATION NO.	REG. DATE/ APP. DATE
37.	World Market (Classes 3, 4, 8, 11, 14, 16, 20, 21, 24, 27, 28, 29, 30, 32, & 35)	Cost Plus Management Services, Inc.	Reg. No. 2,556,914	4/2/2002

38.	World Market & (Classes 16 & 30)	Cost Plus Management Services, Inc.	Reg. No. 1,977,800	6/4/96

39.	World Market & Globe Design (Class 29)	Cost Plus Management Services, Inc.	Reg. No. 2,389,561	9/26/00

40.	World Market & Globe Design Int. (Class 30)	Cost Plus Management Services, Inc.	Reg. No. 2,326,779	3/7/00

41.	World Market Inc. (Class 3)	Cost Plus Management Services, Inc.	Reg. No. 2,415,202	12/26/2000

42.	World Market Inc. (Class 4)	Cost Plus Management Services, Inc.	Reg. No. 2,613,029	8/27/2002

43.	World Market Inc. (Class 8)	Cost Plus Management Services, Inc.	Reg. No. 2,422,740	1/23/2001

44.	World Market Inc. (Class 9)	Cost Plus Management Services, Inc.	Reg. No. 2,955,107	5/24/2005

45.	World Market Inc. (Class 11)	Cost Plus Management Services, Inc.	Reg. No. 2,556,540	4/2/2002

TAB	TRADEMARK NAME	REG. OWNER	REGISTRATION NO. / APPLICATION NO.	REG. DATE/ APP. DATE
46.	World Market Inc. (Class 14)	Cost Plus Management Services, Inc.	Reg. No. 2,582,756	6/18/2002

47.	World Market Inc. (Class 16)	Cost Plus Management Services, Inc.	Reg. No. 2,477,108	8/14/2001

48.	World Market Inc. (Class 20)	Cost Plus Management Services, Inc.	Reg. No. 2,675,831	1/21/2003

49.	World Market Inc. (Class 21)	Cost Plus Management Services, Inc.	Reg. No. 2,415,201	12/26/2000

50.	World Market Inc. (Class 24)	Cost Plus Management Services, Inc.	Reg. No. 2,422,739	1/23/2001

51.	World Market Inc. (Class 27)	Cost Plus Management Services, Inc.	Reg. No. 2,559,368	4/9/2002

52.	World Market Inc. (Class 28)	Cost Plus Management Services, Inc.	Reg. No. 2,422,738	1/23/2001

53.	World Market Inc. (Class 29)	Cost Plus Management Services, Inc.	Reg. No. 2,438,006	3/27/2001

54.	World Market Inc. (Class 30)	Cost Plus Management Services, Inc.	Reg. No. 2,422,735	1/23/2001

55.	World Market Inc. (Class 32)	Cost Plus Management Services, Inc.	Reg. No. 2,347,302	5/2/2000

TAB	TRADEMARK NAME	REG. OWNER	REGISTRATION NO. / APPLICATION NO.	REG. DATE/ APP. DATE
56.	World Market Inc. (Class 33)	Cost Plus Management Services, Inc.	App. No. 78/352,453 (as of 3/16/07)	1/15/04

57.	World Market Inc. (Class 35)	Cost Plus Management Services, Inc.	Reg. No. 2,418,723	1/9/2001

58.	World Market Inc. (Class 43)	Cost Plus Management Services, Inc.	Reg. No. 2,840,285	5/11/2004

59.	Zinfatuation (Stylized) (Class 33)	Cost Plus Management Services, Inc.	App. No. 77/021,697 (as of 3/16/07)	10/16/2006

Pledge Agreement

SCHEDULE I

Pledged Securities

	Legal Name	Jurisdiction of incorporation	Certificate Nos.	Shares Owned
1.	Cost Plus of Texas, Inc.	Texas	1	100
2.	Cost Plus of Idaho, Inc.	Idaho	1	100
3.	Cost Plus Management Services, Inc.	California	1	1,000
4.	Cost-Plus of California, Inc.	Delaware	2	1,000
5.	Cost-Plus Imports California, Inc.	Delaware	2	500